                                                                    EXHIBIT 99.1

                                                                          [LOGO]

MEDIA INQUIRIES:                                            INVESTOR INQUIRIES:
  Lynn Newman                                               Derrick Vializ
  908-953-8692 (office)                                     908-953-7500 (office)
  973-993-8033 (home)                                       vializ@avaya.com
  lynnnewman@avaya.com

AVAYA REPORTS FISCAL FOURTH QUARTER AND FISCAL 2001 RESULTS

    - Earns 4 Cents Per Share From Ongoing Operations in Fourth Quarter Despite 29 Percent Revenue Decline

    - Fiscal 2001 Diluted EPS from Ongoing Operations Increases 20 Percent Over Fiscal 2000

    - Accelerated Restructuring Yields Significant Expense Reduction

FOR IMMEDIATE RELEASE: WEDNESDAY, OCTOBER 24, 2001

    BASKING RIDGE, N.J.--Avaya Inc. (NYSE:AV), a global leader in corporate communications networking solutions and services, today said net income from ongoing operations for the fourth fiscal quarter ended September 30, 2001 was $18 million or 4 cents per share on a diluted basis*, excluding business restructuring and related charges. This compares to net income from ongoing operations of $20 million or 7 cents per diluted share in the year ago quarter. (See note for definition of fourth fiscal quarter 2000 ongoing operations.)

    Revenues from Avaya's ongoing operations for the fourth fiscal quarter were $1.442 billion, a decrease of 29.2 percent or $596 million compared to revenues from ongoing operations of $2.038 billion in the year ago quarter.

    The company noted that in the fourth quarter virtually all business segments around the world were affected by an industry-wide slowdown. However, IP port shipments increased 28.2 percent from the third fiscal quarter, to more than 50,000 ports from 39,000 ports, reflecting continued customer interest in an evolutionary move to IP telephony.

    "Despite the industry-wide economic slowdown, we are executing well on the plan we outlined one year ago when we became an independent company," said Don Peterson, president and CEO, Avaya. "In a declining market, we've increased diluted EPS from ongoing operations 20 percent over the previous year. We've now accelerated what had been a three-year program to restructure our business, reinvest in higher growth segments of the enterprise market, and as a result grow revenues. We are on target to complete our restructuring one year early, by the end of 2002."

ONGOING FISCAL 2001 RESULTS

    For fiscal 2001, net income from ongoing operations was $214 million or 66 cents per share on a diluted basis, excluding one-time and start-up expenses associated with the company's spin-off, costs associated with the acquisitions of VPNet Technologies and Quintus Corporation and outsourcing certain manufacturing operations to Celestica Inc., as well as the restructuring charges. This is an increase in net income of 37.2 percent over fiscal 2000 net income of $156 million and an increase in diluted EPS of 20.0 percent compared to fiscal 2000 earnings from ongoing operations of 55 cents a diluted share.**

    Revenues from ongoing operations for fiscal 2001 were $6.793 billion compared to $7.487 billion for fiscal 2000, a decrease of $694 million or
9.3 percent.

OUTLOOK FOR FISCAL 2002

    "In 2001, we demonstrated our ability to manage the business on an expense-to-revenue basis, exiting the year at an SG&A annual run rate more than $600 million less than our total SG&A expense in fiscal 2000, and we are committed to sustaining that management discipline throughout 2002," said Garry McGuire, chief financial officer, Avaya. "In addition, we gained market share in key segments and continued to invest in research and development for the next generation of enterprise communications products and applications. We believe we are well positioned to serve the needs of enterprise customers and grow our revenues when the global economy begins to improve."

    "With the economic difficulties that are already apparent for 2002, we are taking a conservative view and are preparing for a decline in revenue on an annual basis, and approximately flat sequential revenue in the first quarter of 2002," McGuire said. "We will continue to manage our expenses aggressively, and are targeting revenues and earnings per share better than the current market view for 2002."

REVENUES OUTSIDE THE UNITED STATES

    Avaya said revenues from ongoing operations from outside the United States were $305 million in the fourth fiscal quarter of 2001, compared to $420 million in the year ago quarter, a decrease of $115 million or
27.4 percent. Revenues outside the United States as a percentage of total Avaya revenues were 21.2 percent in the fourth quarter of fiscal 2001, essentially flat compared with 20.6 percent in the same quarter last year.

    For fiscal 2001, revenues from ongoing operations from outside the United States were $1.635 billion or 24.1 percent of total revenues, a slight increase compared with revenues of $1.611 billion or 21.5 percent of total revenues in fiscal 2000.

UPDATE ON TARGET IMPROVEMENT METRICS

    Avaya said its accelerated restructuring plan influenced the performance of the company's target improvement metrics. Gross margin percentage increased slightly compared to the year ago quarter despite a decline in revenue due to a reduction in costs related to retirements and voluntary employee separations since June. The impact of employees leaving the business contributed to a decline in research and development spending sequentially from the third quarter, although Avaya continues selective hiring for research and development in high growth areas. Selling, general and administrative spending declines also reflect savings from the ongoing redesign of many functions within Avaya and the decrease in headcount since June. The reduction in the tax rate is in part due to more research tax credits, as well as the tax effect of non-U.S. activities from ongoing operations.

REPORTED RESULTS FOR FOURTH FISCAL QUARTER, INCLUDING RESTRUCTURING COSTS

    For the fourth fiscal quarter ended September 30, 2001, Avaya reported a net loss of $328 million, including a $540 million pre-tax charge related to the company's accelerated restructuring program and a $67 million pre-tax charge primarily for one-time expenses associated with the company's spin-off from Lucent Technologies, offset by a $35 million pre-tax reversal of business restructuring liabilities initially recorded in September 2000. These results compare with a reported net loss of $543 million for the quarter ended
September 30, 2000, including business restructuring and related charges and start-up expenses associated with the company's spin-off.

    Reported revenues for the fourth quarter in fiscal 2001 were $1.442 billion compared with reported revenues of $2.038 billion in the same period last year.

REPORTED RESULTS FOR FISCAL YEAR 2001, INCLUDING RESTRUCTURING COSTS

    Including one-time and start-up expenses associated with the company's spin-off, a reversal of business restructuring liabilities, costs associated with the acquisitions of VPNet and Quintus, and charges related to outsourcing certain manufacturing operations to Celestica, as well as the accelerated restructuring charges, the company reported a net loss of $352 million for fiscal 2001. In fiscal 2000, the company reported a net loss of $375 million, including business restructuring and related charges and start-up expenses associated with the company's spin-off, results from operations and the gain on the sale of the small and medium-sized sales organization, and the results of the wire installation business the company exited.

    Reported revenues for fiscal 2001 were $6.793 billion compared with reported revenues of $7.732 billion for fiscal 2000.

BUSINESS HIGHLIGHTS

    Avaya noted the following business highlights since the end of the last quarter:

    - Avaya and Accenture announced a customer relationship management (CRM) alliance to deliver contact center business solutions to help enterprises increase operational efficiency, enhance/ retain customer relationships and support revenue growth. The alliance brings together Accenture's market prominence in CRM consulting and business integration services with Avaya's leadership in CRM solutions and Internet Protocol (IP) communications.

    - Also in the CRM market, Avaya introduced Interaction Center, a modular software solution that enables businesses to add communications channels such as email, voice, Web chat and browser-based collaboration to multi-vendor networks as needed. The software provides a single administration interface across multiple network platforms. The CRM services market, with a 2000-2005 compounded annual growth rate of
      25.2 percent, is expected to surpass $148 billion by 2005, according to market research firm IDC.

    - The company introduced Avaya-TM- Speech Access for Unified Messenger-Registered Trademark-, the first unified messaging solution that allows mobile workers to access voice messaging, Microsoft Exchange and Microsoft Outlook functions, such as e-mail, calendar and task list management, with natural conversation from any phone. The solution goes beyond providing traditional unified messaging access to email, voice mail and fax messages, giving enterprises with growing mobile workforces extended access to critical communication tools using simple conversational phrases.

    - Avaya announced a new security application for its portfolio of virtual private networks (VPNs). The new application--the Avaya Wireless VPN--is designed to address the most challenging wireless local area network (LAN) security requirements. This is particularly important in today's business environment, in which enterprises contend with hackers who may be able to discover the algorithm that encrypts data before it is broadcast over wireless LANs.

    - Avaya entered into an agreement with IBM to develop and provide joint solutions that will enable businesses and service providers to rapidly deploy new communications management, customer relationship management and contact center solutions. Under the agreement, IBM Global Services, the world's largest networking services and systems integration company, will develop consulting and implementation services to complement various Avaya products and services.

    - The company introduced a number of products in high-growth areas at the September 2001 Networld+Interop trade show, including a 10-Gigabit Ethernet solution designed to help enterprises optimize their business by expanding their infrastructure bandwidth; IP Office, a new converged voice and data communications solution for small and mid-sized enterprises
      (SMEs), giving them networking and communications applications that large companies already use; and the Avaya 4630 IP Screenphone to provide businesses--such as airlines, financial institutions and hotels--with solutions for public spaces that give users simple, one-touch access to information through a unique user interface.

ABOUT AVAYA INC.

    Avaya, headquartered in Basking Ridge, N.J., USA, is a leading global provider of communications solutions and services that help businesses, government agencies and other institutions excel in the customer economy. Avaya offers Customer Relationship Management Solutions, Unified Communication Solutions, Hosted Solutions, Multi-Service Networking Infrastructure, and Converged Voice and Data Networks--including the company's no-compromise Enterprise-Class IP Solutions (ECLIPS)--all supported by Avaya Services and Avaya Labs. Avaya is a worldwide leader in unified messaging, messaging systems, call centers and structured cabling systems. It is a U.S. leader in voice communications systems and services. Avaya is an official partner for the 2002 FIFA World Cup-TM-, the 2003 Women's World Cup and the 2006 FIFA World Cup-TM-championships. For more information on Avaya, visit its website at http://www.avaya.com.

    This news release contains forward-looking statements regarding the company's outlook for revenue and earnings based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, general industry market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations and the economic, political, and other risks associated with international sales and operations, U.S. and foreign government regulation, price and product competition, rapid technological development, dependence on new product development, the successful introduction of new products, the mix of our products and services, customer demand for our products and services, the ability to successfully integrate acquired companies, control of costs and expenses, the ability to implement in a timely manner its restructuring plans, and the ability to form and implement alliances. For a further list and description of such risks and uncertainties, see the reports filed by Avaya with the Securities and Exchange Commission. Avaya disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    NOTE: Fourth fiscal quarter 2000 ongoing operations exclude business restructuring and related charges and start-up expenses associated with the company's spin-off from Lucent Technologies in September 2000.

    *   Earnings per share includes the effect of goodwill amortization expense.

    ** For the twelve months ended September 30, 2001, earnings per share is net of 9 cents or approximately $26.6 million attributable to the accretion of Series B convertible participating preferred stock. Excluding the accretion of preferred stock, earnings per share for ongoing operations for the twelve months ended September 30, 2001, would have been 75 cents per share on a diluted basis, and for as reported results would have been a loss of $1.24 per share on a diluted basis.

NOTE TO EDITORS:

    Avaya will host a conference call with a listen-only Q&A session to discuss these results at 9:00 am EST on Wednesday, October 24, 2001. To ensure you are on the call from the start, we suggest that you access the call 10-15 minutes early by dialing:

    Within the U.S. and Outside the U.S. 706-634-2454

    For those unable to participate, there will be a playback available from 1:00 p.m. on October 24 through October 31, 2001. For the replay, if you are calling from within the United States, please dial 800-642-1687. If you are calling from outside the United States, please dial 706-645-9291. The passcode for the replay is 1997295.

    WEBCAST Information: Avaya will webcast this conference call live, with a listen-only Q&A session. To ensure that you are on the webcast, we suggest that you access our website (http://www.avaya.com/investors/) 10-15 minutes prior to the start. Following the live webcast, a replay will be available on our archives at the same web address.

                          AVAYA INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                AS OF SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000

     (UNAUDITED; DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                              9/30/01    9/30/00
                                                              --------   --------
ASSETS
  Cash and cash equivalents.................................   $  250     $  271
  Receivables less allowances of $68 at September 30, 2001
    and $62 at September 30, 2000 (a).......................    1,185      1,758
  Inventory.................................................      649        639
  Deferred income taxes, net................................      246        450
  Other current assets......................................      439        244
                                                               ------     ------
    TOTAL CURRENT ASSETS....................................    2,769      3,362
                                                               ------     ------
  Property, plant and equipment, net........................      988        966
  Prepaid benefit costs.....................................       --        387
  Deferred income taxes, net................................      529         44
  Goodwill and other intangible assets, net.................      255        204
  Other assets..............................................      107         74
                                                               ------     ------
    TOTAL ASSETS............................................   $4,648     $5,037
                                                               ======     ======
LIABILITIES
  Accounts payable..........................................   $  624     $  763
  Current portion of long term debt.........................      145         80
  Business restructuring reserve............................      179        499
  Payroll and benefit obligations...........................      333        491
  Advance billings and deposits.............................      133        253
  Other current liabilities.................................      604        503
                                                               ------     ------
    TOTAL CURRENT LIABILITIES...............................    2,018      2,589
                                                               ------     ------
  Long term debt............................................      500        713
  Benefit obligations.......................................      637        421
  Deferred revenue..........................................       84         83
  Other liabilities.........................................      533        467
                                                               ------     ------
    TOTAL NONCURRENT LIABILITIES............................    1,754      1,684
                                                               ------     ------
  Commitments and contingencies
  Series B convertible participating preferred stock, par
    value $1.00 per share, 4 million shares authorized,
    issued and outstanding (b)..............................      395         --
                                                               ------     ------
STOCKHOLDERS' EQUITY
  Series A junior participating preferred stock, par value
    $1.00 per share, 7.5 million shares authorized; none
    issued and outstanding..................................       --         --
  Common stock, par value $0.01 per share, 1.5 billion
    shares authorized, 286,851,934 and 282,027,675 issued
    and outstanding as of September 30, 2001 and September
    30, 2000, respectively..................................        3          3
  Additional paid-in capital (b)............................      905        825
  Retained earnings (deficit)...............................     (379)        --
  Accumulated other comprehensive loss......................      (46)       (64)
  Less treasury stock at cost (147,653 shares as of
    September 30, 2001).....................................       (2)        --
                                                               ------     ------
    TOTAL STOCKHOLDERS' EQUITY..............................      481        764
                                                               ------     ------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..............   $4,648     $5,037
                                                               ======     ======

--------------------------

(a) In June 2001, Avaya entered into a securitization program whereby the Company sold approximately $331 million in certain trade receivables to an unaffiliated financial institution for $200 million in cash. The Company has a retained interest of approximately $131 million in these receivables, which has been included in other current assets in the consolidated balance sheet as of September 30, 2001.

(b) On October 2, 2000, Avaya sold to Warburg, Pincus Equity Partners, L.P.
    4 million shares of our Series B convertible participating preferred stock and warrants to purchase our common stock for $400 million. The proceeds from the Warburg investment were allocated between the preferred stock and warrants based upon the fair market value of each security with $368 million allocated to preferred stock and $32 million to warrants. The warrants are included in Stockholders' Equity as part of "Additional paid-in capital". The preferred stock includes accretion of $27 million for fiscal 2001.

                          AVAYA INC. AND SUBSIDIARIES

                THREE MONTH COMPARATIVE STATEMENTS OF OPERATIONS

                       AS REPORTED VS. ONGOING OPERATIONS

     (UNAUDITED; DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                       FOR THE THREE MONTHS ENDED                    FOR THE THREE MONTHS ENDED
                                                9/30/2001                                    9/30/2000
                                -----------------------------------------   --------------------------------------------
                                AS REPORTED    ADJUSTMENTS (B)   ONGOING    AS REPORTED (A)   ADJUSTMENTS (C)   ONGOING
                                -----------    ---------------   --------   ---------------   ---------------   --------
REVENUE
  Products....................     $  899          $   --         $ 899         $1,532            $              $1,532
  Services....................        543              --           543            506                              506
                                   ------          ------         -----         ------            ------         ------
                                    1,442              --         1,442          2,038                --          2,038
                                   ------          ------         -----         ------            ------         ------
COST
  Products....................        639                           639            973                              973
  Services....................        214                           214            249                              249
                                   ------          ------         -----         ------            ------         ------
                                      853              --           853          1,222                --          1,222
                                   ------          ------         -----         ------            ------         ------
GROSS MARGIN..................        589              --           589            816                --            816
                                   ------          ------         -----         ------            ------         ------
OPERATING EXPENSES
  Selling, general and
    administrative............        452              (6)          446            739               (73)           666
  Business restructuring and
    related charges...........        566            (566)           --            684              (684)            --
  Research and development....        108              --           108            118                              118
                                   ------          ------         -----         ------            ------         ------
TOTAL OPERATING EXPENSES......      1,126            (572)          554          1,541              (757)           784
                                   ------          ------         -----         ------            ------         ------
OPERATING INCOME (LOSS).......       (537)            572            35           (725)              757             32
Other income (expense)--net...          3                             3             17                               17
Interest expense..............          7                             7             17                               17
                                   ------          ------         -----         ------            ------         ------
INCOME (LOSS) BEFORE INCOME
  TAXES.......................       (541)            572            31           (725)              757             32
Provision (benefit) for income
  taxes.......................       (213)            226            13           (182)              194             12
                                   ------          ------         -----         ------            ------         ------
NET INCOME (LOSS).............     $ (328)         $  346         $  18         $ (543)           $  563         $   20
                                   ======          ======         =====         ======            ======         ======
EARNINGS PER SHARE -- BASIC...     $(1.17)                        $0.04         $(1.95)                          $ 0.07
EARNINGS PER SHARE --
  DILUTED.....................     $(1.17)                        $0.04         $(1.95)                          $ 0.07
BASIC SHARES..................        286                           286            279                              279
DILUTED SHARES................        286                           287            279                              289
EFFECTIVE TAX RATE (%)........       39.5%*                        38.0%          25.1%*                           37.5%

------------------------

*   Represents a benefit

(a) Certain amounts have been reclassified to conform to the fiscal 2001 presentation.

(b) The fiscal 2001 adjustment column removes from results charges for the following:

    - $6 million of start-up expenses associated with our spin-off from Lucent.

    - $566 million comprised of a $540 million charge related to the accelerated restructuring initiative and $61 million for one-time expenses associated with our spin-off from Lucent, outsourcing certain manufacturing operations, and the accelerated restructuring, partially offset by a $35 million reversal of business restructuring liabilities initially recorded in September 2000.

(c) The fiscal 2000 adjustment column removes from results the following charges related to our spin-off from Lucent:

    - $73 million of start-up expenses.

    - $684 million comprised of a $520 million business restructuring charge, $75 million asset impairment charge and $89 million for one-time expenses.

                          AVAYA INC. AND SUBSIDIARIES

   COMPARATIVE STATEMENTS OF REVENUE AND OPERATING INCOME--ONGOING OPERATIONS

                 THREE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000

                        (UNAUDITED; DOLLARS IN MILLIONS)

REVENUE--ONGOING

                             FOR THE THREE MONTHS ENDED            FOR THE THREE MONTHS ENDED
                                      9/30/2001                             9/30/2000
                         -----------------------------------   -----------------------------------
                           U.S.     INTERNATIONAL    TOTAL       U.S.     INTERNATIONAL    TOTAL
                         --------   -------------   --------   --------   -------------   --------
Communications
  Solutions............   $  495        $201         $  696     $  793        $288         $1,081
Services...............      479          64            543        470          36            506
Connectivity...........      161          42            203        355          96            451
                          ------        ----         ------     ------        ----         ------
  Total Operating
    Segments...........    1,135         307          1,442      1,618         420          2,038
Other..................        2          (2)            --         --          --             --
                          ------        ----         ------     ------        ----         ------
  Total Avaya..........   $1,137        $305         $1,442     $1,618        $420         $2,038
                          ======        ====         ======     ======        ====         ======


                                   PERCENT CHANGE
                         -----------------------------------
                           U.S.     INTERNATIONAL    TOTAL
                         --------   -------------   --------
Communications
  Solutions............   (37.6%)       (30.2%)      (35.6%)
Services...............     1.9%         77.8%         7.3%
Connectivity...........   (54.6%)       (56.3%)      (55.0%)
                          -----         -----        -----
  Total Operating
    Segments...........   (29.9%)       (26.9%)      (29.2%)
Other..................     N/A           N/A          N/A
                          -----         -----        -----
  Total Avaya..........   (29.7%)       (27.4%)      (29.2%)
                          =====         =====        =====

SEGMENT OPERATING INCOME--ONGOING

                                                              FOR THE THREE MONTHS ENDED
                                                              ---------------------------
                                                               9/30/2001      9/30/2000     PERCENT
                                                                 TOTAL          TOTAL        CHANGE
                                                              ------------   ------------   --------
Communications Solutions....................................      $104           $281        (63.0%)
Services....................................................       299            220         35.9%
Connectivity................................................         4            113        (96.5%)
                                                                  ----           ----        -----
Total Operating Segments....................................       407            614        (33.7%)
Other.......................................................      (372)          (582)        36.1%
                                                                  ----           ----        -----
Total Avaya.................................................      $ 35           $ 32          9.4%
                                                                  ====           ====        =====

                          AVAYA INC. AND SUBSIDIARIES

               TWELVE MONTH COMPARATIVE STATEMENTS OF OPERATIONS

                       AS REPORTED VS. ONGOING OPERATIONS

     (UNAUDITED; DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                      FOR THE TWELVE MONTHS ENDED                  FOR THE TWELVE MONTHS ENDED
                                               9/30/2001                                    9/30/2000
                                ----------------------------------------   --------------------------------------------
                                AS REPORTED   ADJUSTMENTS (B)   ONGOING    AS REPORTED (A)   ADJUSTMENTS (C)   ONGOING
                                -----------   ---------------   --------   ---------------   ---------------   --------
REVENUE
  Products....................     $4,701          $ --          $4,701        $5,774             $(245)        $5,529
  Services....................      2,092            --           2,092         1,958                --          1,958
                                   ------          ----          ------        ------             -----         ------
                                    6,793            --           6,793         7,732              (245)         7,487
                                   ------          ----          ------        ------             -----         ------
COST
  Products....................      2,937            --           2,937         3,471              (145)         3,326
  Services....................        960            --             960         1,012                --          1,012
                                   ------          ----          ------        ------             -----         ------
                                    3,897            --           3,897         4,483              (145)         4,338
                                   ------          ----          ------        ------             -----         ------
GROSS MARGIN..................      2,896            --           2,896         3,249              (100)         3,149
                                   ------          ----          ------        ------             -----         ------
OPERATING EXPENSES
  Selling, general and
    administrative............      2,058           (48)          2,010         2,540              (167)         2,373
  Business restructuring and
    related charges...........        837          (837)             --           684              (684)            --
  Research and development....        536            --             536           468                --            468
  Purchased in-process
    research and
    development...............         32           (32)             --            --                --             --
                                   ------          ----          ------        ------             -----         ------
    TOTAL OPERATING
      EXPENSES................      3,463          (917)          2,546         3,692              (851)         2,841
                                   ------          ----          ------        ------             -----         ------
OPERATING INCOME (LOSS).......       (567)          917             350          (443)              751            308
Other income (expense) --
  net.........................         34            --              34            71               (45)            26
Interest expense..............         37            --              37            76                --             76
                                   ------          ----          ------        ------             -----         ------
INCOME (LOSS) BEFORE INCOME
  TAXES.......................       (570)          917             347          (448)              706            258
Provision (benefit) for income
  taxes.......................       (218)          351             133           (73)              175            102
                                   ------          ----          ------        ------             -----         ------
NET INCOME (LOSS).............     $ (352)         $566          $  214        $ (375)            $ 531         $  156
                                   ======          ====          ======        ======             =====         ======
EARNINGS PER SHARE -- BASIC...     $(1.33)                       $ 0.66        $(1.39)                          $ 0.58
EARNINGS PER SHARE --
  DILUTED.....................     $(1.33)                       $ 0.66        $(1.39)                          $ 0.55
BASIC SHARES..................        284                           284           269                              269
DILUTED SHARES................        284                           286           269                              283
EFFECTIVE TAX RATE (%)........       38.3%*                        38.0%         16.3%*                           39.5%

------------------------

*   Represents a benefit

(a) Certain amounts have been reclassified to conform to the fiscal 2001 presentation.

(b) The fiscal 2001 adjustment column removes from results charges for the following:

    - $48 million of start-up expenses associated with our spin-off from Lucent.

    - $837 million comprised of (1) a $134 million charge related to the Company's outsourcing of certain of its manufacturing operations, (2) a $540 million charge related to the accelerated restructuring initiative,
      (3) $178 million in one-time expenses associated primarily with our spin-off from Lucent, and (4) a $20 million asset impairment charge for the Shreveport facility in connection with the Company's manufacturing outsourcing transaction. These charges were partially offset by a $35 million reversal of business restructuring liabilities initially recorded in September 2000.

    - $32 million for purchased in-process research and development of which $31 million is associated with the Company's acquisition of VPNet Technologies, Inc. in the second quarter of fiscal 2001 and $1 million is associated with the acquisition of Quintus Corporation in the third quarter of fiscal 2001.

(c) The fiscal 2000 adjustment column removes the following from results of operations:

    - The adjustments in revenue and cost remove from results of operations the effects of the small and medium sized sales organization sold to Expanets, Inc. in the second quarter of fiscal 2000, and the results of the wire installation business which the company exited.

    - $167 million which includes $94 million related to the small and medium sized sales organization sold to Expanets, Inc. in the second quarter of fiscal 2000 and $73 million of start-up expenses associated with our spin-off from Lucent.

    - $684 million related to our spin-off from Lucent which includes a $520 million business restructuring charge, $75 million asset impairment charge and $89 million for one-time expenses.

    - $45 million gain related to the small and medium sized sales organization sold to Expanets, Inc. in the second quarter of fiscal 2000.

                          AVAYA INC. AND SUBSIDIARIES

   COMPARATIVE STATEMENTS OF REVENUE AND OPERATING INCOME--ONGOING OPERATIONS

                TWELVE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000

                        (UNAUDITED; DOLLARS IN MILLIONS)

REVENUE--ONGOING

                           FOR THE TWELVE MONTHS ENDED           FOR THE TWELVE MONTHS ENDED
                                    9/30/2001                             9/30/2000
                       -----------------------------------   -----------------------------------
                         U.S.     INTERNATIONAL    TOTAL       U.S.     INTERNATIONAL    TOTAL
                       --------   -------------   --------   --------   -------------   --------
Communications
  Solutions..........   $2,279       $1,098        $3,377     $2,968       $1,150        $4,118
Services.............    1,879          213         2,092      1,828          130         1,958
Connectivity.........      999          323         1,322      1,088          331         1,419
                        ------       ------        ------     ------       ------        ------
  Total Operating
    Segments.........    5,157        1,634         6,791      5,884        1,611         7,495
Other................        1            1             2         (8)          --            (8)
                        ------       ------        ------     ------       ------        ------
  Total Avaya........   $5,158       $1,635        $6,793     $5,876       $1,611        $7,487
                        ======       ======        ======     ======       ======        ======


                                 PERCENT CHANGE
                       -----------------------------------
                         U.S.     INTERNATIONAL    TOTAL
                       --------   -------------   --------
Communications
  Solutions..........    (23.2%)       (4.5%)       (18.0%)
Services.............      2.8%        63.8%          6.8%
Connectivity.........     (8.2%)       (2.4%)        (6.8%)
                        ------        -----        ------
  Total Operating
    Segments.........    (12.4%)        1.4%         (9.4%)
Other................   (112.5%)        N/A        (125.0%)
                        ------        -----        ------
  Total Avaya........    (12.2%)        1.5%         (9.3%)
                        ======        =====        ======

SEGMENT OPERATING INCOME--ONGOING

                                                  FOR THE TWELVE MONTHS ENDED
                                         ---------------------------------------------
                                               9/30/2001               9/30/2000         PERCENT
                                                 TOTAL                   TOTAL            CHANGE
                                         ---------------------   ---------------------   --------
Communications Solutions...............         $  726                  $1,275            (43.1%)
Services...............................          1,010                     798             26.6%
Connectivity...........................            387                     265             46.0%
                                                ------                  ------            -----
  Total Operating Segments.............          2,123                   2,338             (9.2%)
                                                ------                  ------            -----
Other..................................         (1,773)                 (2,030)            12.7%
                                                ------                  ------            -----
  Total Avaya..........................         $  350                  $  308             13.6%
                                                ======                  ======            =====

                                   AVAYA INC.
                          TARGET IMPROVEMENT MEASURES
                               ONGOING OPERATIONS
                                  FISCAL 2001

                               FY 2001/Q1             FY 2001/Q2             FY 2001/Q3             FY 2001/Q4        FY 2001
                          --------------------   --------------------   --------------------   --------------------   --------
                            $IN                    $IN                    $IN                    $IN                    $IN
                          MILLIONS   % OF REV.   MILLIONS   % OF REV.   MILLIONS   % OF REV.   MILLIONS   % OF REV.   MILLIONS
                          --------   ---------   --------   ---------   --------   ---------   --------   ---------   --------
Revenue.................   1,785       100.0      1,852       100.0      1,714       100.0      1,442       100.0      6,793
Gross Margin(A).........     757        42.4        819        44.2        731        42.6        589        40.8      2,896
SG&A(A).................     532        29.8        550        29.6        482        28.0        446        30.9      2,010
Research & Development..     140         7.8        153         8.3        135         7.9        108         7.5        536
Operating Income........      85         4.8        116         6.3        114         6.7         35         2.4        350
Effective Tax Rate......                39.1%                  37.3%                  38.0%                  38.0%

                           FY 2001
                          ---------     IMPROVEMENT
                                       TARGETS FROM
                          % OF REV.       FY2000
                          ---------   ---------------
Revenue.................    100.0
                                       Increase 1.5
                                          to 2.5
Gross Margin(A).........     42.6        points(B)
                                         Improve 7
SG&A(A).................     29.5     to 10 Points(B)
                                        Increase 2
Research & Development..      7.9     to 4 points(C)
                                         Improve 6
Operating Income........      5.2     to 8 points(C)
                                         Improve 3
Effective Tax Rate......     38.0%    to 5 points(C)

------------------------------

A In conjunction with the outsourcing of most of our manufacturing to Celestica, we have reclassified certain logistics costs such as transportation and warehousing from SG&A to Cost of Sales in the first quarter of fiscal 2001.

B  The company is targeting the end of fiscal 2002 to make these improvements.

C  The company is targeting the end of fiscal 2003 to make these improvements.

D Amortization of goodwill and other intangible assets, which is included in SG&A, has been presented below for each of the respective quarterly periods.

                            FY 2001/Q1             FY 2001/Q2             FY 2001/Q3             FY 2001/Q4        FY 2001
                       --------------------   --------------------   --------------------   --------------------   --------
                         $IN                    $IN                    $IN                    $IN                    $IN
                       MILLIONS   % OF REV.   MILLIONS   % OF REV.   MILLIONS   % OF REV.   MILLIONS   % OF REV.   MILLIONS
                       --------   ---------   --------   ---------   --------   ---------   --------   ---------   --------
Amortization (D).....     14         0.8         18         1.0         20         1.2         20         1.4         72

                        FY 2001
                       ---------   IMPROVEMENT
                                   TARGETS FROM
                       % OF REV.      FY2000
                       ---------   ------------
Amortization (D).....     1.1          N/A

                                   AVAYA INC.
                          TARGET IMPROVEMENT MEASURES
                               ONGOING OPERATIONS
                                  FISCAL 2000

                             FY 2000/Q1              FY 2000/Q2              FY 2000/Q3              FY 2000/Q4          FY 2000
                        ---------------------   ---------------------   ---------------------   ---------------------   ---------
                           $IN                     $IN                     $IN                     $IN                     $IN
                        MILLIONS    % OF REV.   MILLIONS    % OF REV.   MILLIONS    % OF REV.   MILLIONS    % OF REV.   MILLIONS
                        ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Revenue...............    1,727       100.0       1,831       100.0       1,891       100.0       2,038       100.0       7,487
Gross Margin(A).......      783        45.3         749        40.9         801        42.4         816        40.0       3,149
SG&A(A)...............      549        31.7         553        30.2         605        32.0         666        32.6       2,373
Research &
  Development.........      105         6.1         119         6.5         126         6.7         118         5.8         468
Operating Income......      129         7.5          77         4.2          70         3.7          32         1.6         308
Effective Tax Rate....                 40.2%                   39.3%                   39.6%                   37.5%

                         FY 2000
                        ---------     IMPROVEMENT
                                     TARGETS FROM
                        % OF REV.       FY2000
                        ---------   ---------------
Revenue...............    100.0
                                     Increase 1.5
                                        to 2.5
Gross Margin(A).......     42.1        points(B)
                                       Improve 7
SG&A(A)...............     31.7     to 10 Points(B)
Research &                            Increase 2
  Development.........      6.3     to 4 points(C)
                                       Improve 6
Operating Income......      4.1     to 8 points(C)
                                       Improve 3
Effective Tax Rate....     39.5%    to 5 points(C)

------------------------------

A In conjunction with the outsourcing of most of our manufacturing to Celestica, we have reclassified certain logistics costs such as transportation and warehousing from SG&A to Cost of Sales.

B  The company is targeting the end of fiscal 2002 to make these improvements.

C  The company is targeting the end of fiscal 2003 to make these improvements.

D Amortization of goodwill and other intangible assets, which is included in SG&A, has been presented below for each of the respective quarterly periods.

                                      FY 2000/Q1             FY 2000/Q2             FY 2000/Q3             FY 2000/Q4
                                 --------------------   --------------------   --------------------   --------------------
                                   $IN                    $IN                    $IN                    $IN
                                 MILLIONS   % OF REV.   MILLIONS   % OF REV.   MILLIONS   % OF REV.   MILLIONS   % OF REV.
                                 --------   ---------   --------   ---------   --------   ---------   --------   ---------
Amortization (D)...............     14         0.8         14         0.8         14         0.7         13         0.6

                                       FY 2000
                                 --------------------   IMPROVEMENT
                                   $IN                  TARGETS FROM
                                 MILLIONS   % OF REV.      FY2000
                                 --------   ---------   ------------
Amortization (D)...............     55         0.7          N/A

                                   AVAYA INC.

                        REVENUES FROM ONGOING OPERATIONS

                        (UNAUDITED; DOLLARS IN MILLIONS)

                                                          FOR THE FISCAL YEAR
                                                        ENDED SEPTEMBER 30, 2000
                                          ----------------------------------------------------
                                             Q1         Q2         Q3         Q4        YTD
                                          --------   --------   --------   --------   --------
Communications Solutions:
  Traditional Voice(1)..................   $  645     $  682     $  656     $  683     $2,666
  Data(2)/IP Convergence(3).............       45         71         67         67        250
Applications(4).........................      300        267        304        331      1,202
Communications Solutions................      990      1,020      1,027      1,081      4,118
Connectivity(5).........................      272        326        370        451      1,419
Services(6).............................      470        486        496        506      1,958
Other...................................       (5)        (1)        (2)        --         (8)
                                           ------     ------     ------     ------     ------
TOTAL AVAYA.............................   $1,727     $1,831     $1,891     $2,038     $7,487
                                           ======     ======     ======     ======     ======

                                                          FOR THE FISCAL YEAR
                                                        ENDED SEPTEMBER 30, 2001
                                          ----------------------------------------------------
                                             Q1         Q2         Q3         Q4        YTD
                                          --------   --------   --------   --------   --------
Communications Solutions:
  Traditional Voice(1)..................   $  556     $  546     $  478     $  400     $1,980
  Data(2)/IP Convergence(3).............      125        135        111         86        457
Applications(4).........................      247        251        232        210        940
Communications Solutions................      928        932        821        696      3,377
Connectivity(5).........................      356        391        372        203      1,322
Services(6).............................      499        529        521        543      2,092
Other...................................        2         --         --         --          2
                                           ------     ------     ------     ------     ------
TOTAL AVAYA.............................   $1,785     $1,852     $1,714     $1,442     $6,793
                                           ======     ======     ======     ======     ======

Footnotes:

1. Voice--includes traditional voice systems, IP enabled Definity releases, wireless, transtalk wireless, installation & wire.

2. Data--includes Local Area Networks, Wide Area Networks, and Virtual Private Networks

3. IP Convergence--includes IP ports sold, IP Softphones, IP Hardphones, Directory Service Software, Enterprise Mgmt Software and Network Alchemy.

4. Applications--includes Customer Relationship Management, Messaging, E-Communications and Professional Services.

5. Connectivity--includes Structured Cabling (SYSTIMAX-Registered Trademark- & ExchangeMAX-Registered Trademark-) and Electronic Cabinets.

6. Services--includes Maintenance (Contracts & Per Occurrence), DataCare, and Value Added Services.